EXHIBIT 10.2

Compensation Terms Gregory E. Poling
Appointment as Executive Chairman of the Board of Directors

Effective as of August 1, 2019 your role and compensation will change.

Element	Current	Effective August 1st
Role	Chief Executive Officer	Executive Chairman of the Board of Directors
Base Salary	$800,000	$600,000
Target Bonus*	100%	100%

*Bonus at end of year would be prorated based on time in salary (58.33% at $800k to August 1 and 41.66% at $600k)

I understand and agree the changes as described above.
Signed

/s/ GREGORY E. POLING	/s/ GERALD G. COLLELA

Executive Chairman	Chairman of the Compensation Committee

Date: June 27, 2019	Date: June 27, 2019